As filed with the Securities and Exchange Commission on October 15, 1997 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933

                              WESTOWER CORPORATION
                 (Name of small business issuer in its charter)

          Washington                     1623                   91-1825860
  (State or jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)Classification Code Number) Identification Number)

                              Westower Corporation
                               7001 NE 40th Avenue
                           Vancouver, Washington 98661
                                 (360) 750-9355
                   (Address and telephone number of principal
               executive offices and principal place of business)

                                 Calvin J. Payne
                              Westower Corporation
                               7001 NE 40th Avenue
                           Vancouver, Washington 98661
                                 (360) 750-9355
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                                                 Thomas W. Hughes, Esq.
Maurice J.  Bates, Esq.                          Lisa N. Tyson, Esq.
Maurice J. Bates L.L.C.                          Winstead Sechrest & Minick P.C.
8214 Westchester Drive, Suite 500                1201 Elm Street, Suite 5400
Dallas, Texas 75225                              Dallas, Texas 75201
(214) 692-3566                                   (214) 745-5201
(214) 987-2091 FAX                               (214) 745-5390 FAX
         Approximate date of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (X)333-32963

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

     If delivery of the  prospectus is expected to be made pursuant to Rule 434,
please check the following box.   ( )

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                           Proposed         Proposed
                                           Maximum          Maximum
Title of Each Class of       Amount to be  Offering Price   Aggregate        Amount of
Securities to be Registered  Registered    Per Unit(1)      Offering Price   Registration Fee

Units (2) .............       230,000       $ 7.50           1,725,000     $   522.73

Common Stock, par
Value, $.01 ...........       230,000          (3)              (3)              (3)

Redeemable Common
Stock Purchase
Warrants                      230,000          (3)              (3)              (3)

(1) Estimated solely for the purpose of calculating the registration fee. (2) Includes 30,000 Units subject to the Underwriter's over-allotment option. (3) Included in the Units. No additional fee is required.

                                EXPLANATORY NOTE

     This Registration Statement on Form SB-2 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form SB-2 ( Commission File No. 333-32963) filed by Westower Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on August 6, 1997, as amended by Amendment No. 1 to Registration Statement on Form SB-2 filed by the Company with the Commission on September 18, 1997, and Amendment No. 2 to Registration Statement on Form SB-2 filed by the Company with the Commission on October 8, 1997 which was declared effective October 14, 1997, are incorporated herein by reference.

                                    Exhibits

Exhibit No.                         Item
Exhibit 1.1       Form of Underwriting Agreement (1)
Exhibit 5.1       Opinion of Maurice J. Bates LLC (2)
Exhibit 23.1      Consent of Moss Adams, LLP Certified Public Accountants.(2)
Exhibit 23.2 Consent of Maurice J. Bates LLC. is contained in his opinion to be filed as Exhibit 5.1 to this registration statement.
----------
(1)Incorporated by reference to Registration Statement 333-32963.
(2)Filed herewith.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington on October 15, 1997.

                              Westower Corporation.


                             By:/s/ Calvin J. Payne
                             Calvin J. Payne, Chairman of the Board and
                             Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Calvin J. Payne, S. Roy
Jeffrey,   and  Peter   Lucas,   and  each  for  them,   his  true  and   lawful
attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all further amendments to this Registration Statement (including post-effective amendments), and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or
could  do  in  person   thereby   ratifying   and   confirming   all  that  said
attorneys-in-fact and agents, and each of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                             Date


/s/ Calvin J. Payne
Calvin J. Payne             Chairman of the Board and           October 15, 1997
                            Chief Executive Officer
                            (Principal Executive Officer)
/s/ S. Roy Jeffrey
S. Roy Jeffrey              Director                            October 15, 1997


/s/ Walter Friesen
Walter Friesen              Director                            October 15, 1997


/s/ Peter Lucas
Peter Lucas                 Chief Financial Officer             October 15, 1997
                              (Principal Financial
                             and Accounting Officer)